Exhibit 3.1

WELLS REAL ESTATE INVESTMENT TRUST, INC.

ARTICLES OF AMENDMENT

TO

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article I, Section 1.1 of the Company’s Second Articles of Amendment and Restatement, is hereby amended to read:

NAME. The name of the corporation (the “Company”) is: “Piedmont Office Realty Trust, Inc.”

Under circumstances in which the Board of Directors determines that use of the name “Piedmont Office Realty Trust, Inc.” is not practicable, it may use any other designation or name for the Company.

SECOND: This amendment to Second Articles of Amendment and Restatement was approved by a majority of the entire Board of Directors of the Company. This amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the Company’s stockholders.

THIRD: The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief theses matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

Except as amended hereby, the rest and remainder of the Company’s Second Articles of Amendment and Restatement shall be and remain in full force and effect.

Signatures on Following Page

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Second Amended and Restated Articles of Incorporation to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary as of the 8th day of August, 2007.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:	Donald A. Miller, CFA
Title:	President and Chief Executive Officer

ATTEST:

By:
Name:	Robert E. Bowers
Title:	Secretary